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                                                                    EXHIBIT 10.3

                       RESTRICTED STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into this __day of ___________, between The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office at 1144 East Market Street, Akron, Ohio 44316-0001 (hereinafter referred to as the "Company"), and __________________________ residing at _________ (hereinafter referred to as "Executive").

                                                  WITNESSETH:  THAT

         WHEREAS, Executive became an employee of the Company on ____________ and was elected __________ of the Company by the Board of Directors of the Company effective _______________; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company deemed it in the best interest of the Company and in furtherance of the purposes of the 2002 Performance Plan of The Goodyear Tire & Rubber Company (the "Plan") to award restricted shares of the Common Stock, without par value, of the Company (the "Common Stock") to Executive pursuant to the Plan on and subject to the terms, conditions and restrictions set forth herein; and

         WHEREAS, in accordance with action duly taken by the Compensation Committee of the Board of Directors and by the Board of Directors, the following sets forth the terms, conditions and restrictions of the award.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:


SECTION 1.  AWARD; PURCHASE AND SALE OF SHARES.

         The Company awards pursuant to the Plan and agrees to sell to Executive, and Executive agrees to subscribe for and purchase from the Company, on and subject to the terms and conditions set forth in this Agreement, _________ shares of the Common Stock (the "Shares") at a purchase price of one cent ($.01) per share. The aggregate purchase price of _____________ for the Shares shall be paid by Executive by check, payable to the order of the Company, or by such other method as may be acceptable to the Company. The purchase and sale shall be consummated at the principal offices of the Company at such time as shall be agreed upon by the Company and Executive, but in no event later _____________. Upon receipt of the purchase price, the Company will cause a certificate or certificates for the Shares to be issued to Executive as the registered owner thereof. Upon the purchase and issuance of the Shares, Executive will be entitled to receive dividends and exercise voting rights. Executive agrees that the Shares shall be subject to the restrictions on transfer set forth in Section 2 of this Agreement and to the Purchase Option set forth in Section 3 of this Agreement. Executive hereby agrees that the Company shall retain, at its

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principal offices, possession of the certificate or certificates representing the Shares, duly endorsed in blank by Executive or with duly executed stock power(s) attached, all in a form suitable for the transfer of the Shares.


SECTION 2.  RESTRICTIONS ON TRANSFER.

         Executive shall not have the right or power to, and shall not, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares, or any interest therein, so long as and to the extent that the Shares are subject to the Purchase Option of the Company provided for at Section 3 of this Agreement.


SECTION 3.  COMPANY PURCHASE OPTION.

         A. The Company shall have the right and option to purchase all of the Shares from Executive for one cent ($.01) per share (the "Option Price"), if Executive ceases to be employed by the Company for any reason (the "Purchase Option"), except as expressly provided in Subsection B of this Section 3. Except as otherwise provided in Subsection C of this Section 3, the Purchase Option of the Company will expire on _____________ if Executive has been continuously employed from the date of this Agreement through ________________.

         B. In the event Executive ceases to be an employee of the Company at any time subsequent to _____________ by reason of his death or total disability (as defined in the Company's Long Term Disability Benefits for Salaried Employees Plan (the "LTDB Plan")), the Purchase Option shall thereupon terminate in respect of that number of the Shares which is equal to the product of (i) _____, multiplied by (ii) a fraction the numerator of which is the number of full calendar months elapsed during the period beginning on _______________ and ending on the date of the death or total disability (as defined in the LTDB
Plan) of Executive, and the denominator of which is 36.

         C. In the event that on or before __________ the Company determines that it would not be able to deduct for Federal Income Tax purposes the entire value of the Shares (less the purchase price paid by Executive by reason of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or any successor statute, in the ____ tax year of the Company, then the restrictions on transfer set forth in Section 2 of this Agreement shall continue and the Purchase Option of the Company shall be automatically extended until such date as the value of such Shares would be deductible by the Company for Federal Income Tax purposes. The Purchase Option of the Company shall be extended pursuant to this Subsection C only to the extent, and only in respect of that number of the Shares, necessary in order to assure the deductibility by the Company for Federal Income Tax purposes of the value of the Shares (net of the purchase price paid by Executive).


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         D. Notwithstanding anything herein to the contrary, in the event that a
Change in Control (as defined at Section 13 of the Plan) shall occur at any time after ________________, the Purchase Option of the Company shall automatically terminate in respect of all of the Shares on the date on which such Change in Control occurs.

         E. The Company may exercise the Purchase Option by delivering or mailing to Executive, or to his estate at his address, written notice of exercise within 60 days after the termination of ("Executive's") employment with the Company, which notice shall specify the number of Shares to be purchased. The Company shall thereafter tender to Executive or his estate the option price in respect of that number of Shares being purchased within 90 days after ("Executive's") termination of employment with the Company. If and to the extent the Purchase Option is not exercised within the aforesaid 60-day period, or the purchase is not completed within the aforesaid 90-day period, as the case may be, the Purchase Option of the Company shall automatically expire.

         F. After the time when any of the Shares are required to be transferred to the Company pursuant to Subsection A of this Agreement, the Company shall not pay any dividend to Executive on account of those Shares, or permit Executive to exercise any of the privileges or rights of a shareholder with respect to those Shares, but shall, insofar as permitted by law, treat the Company as the owner of the Shares.


SECTION 4.  EFFECT OF PROHIBITED TRANSFER.

         The Company shall not be required (a) to transfer on its books any of the Shares that shall have been, or are purported or represented to have been, sold or transferred in violation of any of the provisions of this Agreement; or
(b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been, or are purported or represented to have been, so sold or transferred.


SECTION 5.  RESTRICTIVE LEGEND.

         All certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under Federal or state securities laws:

                           The shares of stock represented by this certificate are subject to restrictions on transfer and conditions of forfeiture set forth in the Restricted Stock Purchase Agreement, dated ______________, between the Company and Executive, which agreement is on file with, and available for inspection without charge at the office of, the Secretary of the Company at 1144 East Market Street, Akron, Ohio 44316-0001.


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SECTION 6.  CERTAIN RESALE LIMITATIONS.

         A. The Shares have been registered under the Securities Act for issuance pursuant to the Plan. Executive acknowledges that in the event he shall be deemed to be an "affiliate" of the Company (within the meaning of that term as used in Rule 144 promulgated under the Securities Act of 1933), a sale of all or a portion of the Shares will be subject to certain provisions of said Rule 144 under the Securities Act.

         B. Executive agrees that he will not sell, transfer, or otherwise dispose of any of the Shares except in conformance with all applicable provisions of the Securities Act and that the Company shall have no obligation to cause the registration of the Shares for resale by Executive if he is an "affiliate".

         C. A legend substantially in the following form will be placed on the certificate or certificates representing the Shares:

                           The shares represented by this certificate may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under that Act or an opinion of counsel satisfactory to the Company to the effect that registration is not required.


SECTION 7.  ADJUSTMENTS.

         If from time to time during the period the Shares are subject to the restrictions on transfer set forth in this Agreement or the Purchase Option of the Company is in effect in whole or in part there is any stock split-up, stock dividend, stock distribution, or other reclassification of the Common Stock of the Company, or any merger, consolidation, or sale of substantially all of the assets of the Company, any and all new, substitute, or additional securities to which Executive is entitled by reason of his ownership of the Shares shall be subject immediately to the award (and be included as "Shares" therein), the restrictions on the transfer of the Shares set forth in this Agreement, the Purchase Option of the Company, and the other provisions of this Agreement in the same manner and to the same extent as the Shares. The Purchase Option of the Company and the Option Price and the other terms of the award shall be adjusted appropriately. If as a result of any adjustment which requires the calculation of the number of Shares, the number so computed is not a whole number, the number of Shares shall be the number computed rounded down to the next whole number. Any adjustment consistent with the provisions hereof made by the Compensation Committee of the Board of Directors shall be binding on Executive.



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SECTION 8.  WITHHOLDING TAXES.

         A. Executive acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to him any federal, state, or local taxes of any kind required by law to be withheld with respect to the Shares.

         B. If Executive elects in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary income in respect of the Shares in 2004, the Company will require, at the time of that election, that Executive make an additional payment to the Company for withholding taxes, the amount of which shall be based on the difference, if any, between the purchase price of the Shares and the fair market value of the Shares as of the date of the purchase of the Shares by Executive.


SECTION 9.  SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.


SECTION 10.  WAIVER.

         Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.


SECTION 11.  BINDING EFFECT.

         This Agreement shall be binding upon, and inure to the benefit of, the Company and Executive and their respective heirs, executors, administrators, legal representatives, successors and assigns.


SECTION 12.  NO RIGHTS TO EMPLOYMENT.

         Nothing contained in this Agreement shall be construed as giving Executive any right to be retained, in any position, as an employee of the Company.


SECTION 13.  NOTICE.

         Any notice required or permitted hereunder shall be deemed served if personally delivered, delivered by courier service or mailed by registered or certified mail, postage


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prepaid, and properly addressed to the respective party to whom such notice relates, at the addresses set forth in this Agreement or at such different addresses as shall be specified by a notice given in the manner herein provided.


SECTION 14.  ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether oral or written, pertaining to the Shares or otherwise relating to the subject matter of this Agreement.


SECTION 15.  AMENDMENT.

         This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.


SECTION 16.  GOVERNING LAW.

         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      THE GOODYEAR TIRE & RUBBER COMPANY



                                      By:
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                                         Chairman of the Board, President and
                                         Chief Executive Officer



                                      Attest:
                                             ----------------------------------
                                             Secretary



                                             ----------------------------------
                                                        Name